Exhibit 10.50

Amendments to The Pep Boys Savings Plan -- Puerto Rico


1. The Introduction to the Plan is hereby amended to add the following new provisions to the end thereof to read as follows:

The Plan is hereby amended effective January 1, 1997 or as of such later date noted in the Plan to comply with the provisions of The
Small Business Job Protection Act of 1996 and the Tax Payer
Relief Act of 1997.

The rights of those individuals (or their beneficiaries) who terminated employment prior to the effective date of any changes to the Plan, are governed by the terms and conditions of the Plan then in effect.

2. Section 2.1 of the Plan is hereby amended to add the following new definition of "Administrative Delegate" to read as follows:

Administrative Delegate means one or more persons or institutions to which the Committee has delegated certain administration functions pursuant to a written agreement.

3. Section 2.1 of the Plan is further amended to add the following new definition of "Company Stock Fund" to read as follows and to change all references in the Plan to "Company Stock fund" to "Company Stock Fund":

Company Stock Fund means a fund established by the Company for investment purposes which is comprised of Company Stock and a small amount of cash.

4. Section 2.1 of the Plan is further amended to add the following new provisions to the end of the definition of "Valuation Date" to read as follows:

Effective October 1, 1998, Valuation Date means any business day that the New York Stock Exchange is open for business and any other date chosen by the Committee.

5. Section 3.2 of the Plan is hereby amended to add the following new paragraph to the end thereof to read as follows:

Effective October 1, 1998, an Eligible Participant who does not elect to make Pre-Tax Contributions to the Plan as of the first Entry Date that is coincident with or next following the date he has met the eligibility requirements of Section 3.1, may elect to commence to make Pre-Tax Contributions to the Plan, as soon as practicable following any subsequent payroll period.

6. Section 3.7 of the Plan is hereby amended to change the first paragraph to read as follows:

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Any Employee who transfers to the Employer from an Affiliate including
The Pep Boys -- Manny, Moe & Jack or who becomes an Eligible
Employee eligible for participation in the Plan, shall be eligible to participate in the Plan and to make Pre-Tax Contributions to the Plan on the later of the first Entry Date coincident with or next following his satisfaction of the eligibility requirements of Section 3.1 or as soon as practicable following the next payroll period that he elects to contribute that is coincident with or next following his change in status.

7. Section 4.1(a)(i) of the Plan is hereby amended to insert "the date the Participant" immediately before, "elects to make" in the third sentence.

8. Section 4.1(b) of the Plan is hereby amended to add the following new sentence immediately following the first sentence to read as follows:

Effective October 1, 1998, a Participant may change the amount of Pre-Tax Contributions he has authorized to have contributed to the Plan on his behalf as of any subsequent payroll period to be effective as soon as practicable thereafter..

9. Section 4.1(b) of the Plan is further amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, a Participant who has ceased making Pre-Tax Contributions may again authorize Pre-Tax Contributions to be made to the Plan on his behalf as of any subsequent payroll period to be effective as soon as practicable thereafter.

10. Section 4.1(c) of the Plan is hereby amended to add the following new sentence immediately following the first sentence in the second paragraph to read:

Effective October 1, 1998, the Employer's contribution shall be equal to the lesser of (i) 50% of the Participant's Pre-Tax
Contributions for the payroll period in which he contributed; or (ii) three percent (3%) of the Participant's Compensation for the payroll period.

11. Section 4.1(c) of the Plan is further amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, the Matching Contribution shall be allocated once each Plan Year, but based on the Pre-Tax Contributions that are made in each payroll period by those Participants eligible to share in the allocation of the Matching Contribution.

12. Section 4.9 of the Plan is hereby amended to read as follows:

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4.9 In Writing Requirement. Notwithstanding any provision in this Plan to the contrary, salary reduction agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Committee or its delegates.

13. Section 5.2(a) of the Plan is hereby amended to add the following new provisions to the end thereof to read as follows:

Effective October 1, 1998, the Accounts of Participants, Former
Participants and Beneficiaries shall be adjusted in accordance with the procedures that are set forth in Appendix A to the Plan, attached hereto.

The Committee may, for administrative purposes, establish unit values for one or more investment fund(s) (or any portion thereof) and maintain the accounts setting forth each Participant's interest in such investment fund(s) (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Committee shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any investment fund (or any portion thereof) the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

14. Section 6.4(c) of the Plan is hereby amended to substitute, "the first day of the Calendar Quarter" for "the next Valuation Date" in the second sentence.

15. Section 6.4(f) of the Plan is hereby amended to add the following new paragraph to the end thereof to read as follows:

Distribution to a five percent owner, as described in the preceding sentence, or to a Terminated Participant, must continue to commence no later than April 1 of the calendar year following the calendar year in which he attained age 70 1/2.

16. Section 6.4(h) of the Plan is hereby amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, the value of Company Stock or the value of other investment funds shall be determined as of the Valuation Date that the payment is processed.

17. Section 6.8(a) of the Plan is hereby amended to read as follows:

(1) A Participant or Eligible Employee may elect to withdraw an amount equal to all or any part of his interest in his Rollover Account, including earnings, for any reason.

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(2) Upon attainment of age 59 1/2, a Participant may elect to withdraw an amount equal to all or any portion of his interest in his Pre-Tax Contribution Account including earnings, for any reason, and

(3) Upon attainment of age 70 1/2, a Participant may also elect to withdraw an amount equal to all or any portion of his interest in his Matching Contribution Account including earnings, for any reason.

18. Section 6.8(c)(1) of the Plan is hereby amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, the amount available shall be determined as of the Valuation Date that the withdrawal is processed.

19. Section 6.8(c)(4) of the Plan is hereby amended to insert the following new sentence immediately following the second sentence to read:

Effective October 1, 1998, a Participant may reenroll in the Plan as soon as practicable following the suspension period.

20. Section 6.9 of the Plan is hereby amended to change the first full paragraph to read as follows:

6.9 Loans to Participants. The Committee may direct the
Trustee to lend a Participant or an Eligible Employee an amount not in excess of the lesser of (i) 50% of his vested Accounts, determined as of the most recently completed monthly valuation which as of October 1, 1998 shall be determined as of any Valuation Date (prior to October 1, 1998, the amount was determined as of the most recently completed Valuation); or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made). Notwithstanding the preceding sentence, the actual amount available for the loan to a Participant shall be 95% of the amount determined in accordance with the preceding sentence as of the Valuation Date that the Participant applied for the loan. A Participant may have only one loan outstanding at any time. Effective October 1, 1998, a Participant may have two loans outstanding at any time. Subject to the rules of the Committee set forth below, the Trustee, upon application by a Participant, may make a loan to such Participant for any reason. In addition to such rules as the Committee may adopt, all loans shall comply with the following terms and conditions:

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21. Section 6.9(b) of the Plan is hereby amended to add the following new sentence immediately following the first sentence to read:

Effective October 1, 1998, a Participant may have a loan for up to 30 years to purchase a dwelling unit which shall be used as the Participant's principal residence.

22. Section 6.9(b) of the Plan is further amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, a Participant may elect to prepay the balance of his loan at any time regardless of the number of repayments made.

23. Section 6.9(h) of the Plan is hereby amended to add the following new sentence to the end thereof to read as follows:

Effective with respect to any Participant who Terminates employment or defaults on his loan on or after October 1, 1998, the Participant or Former Participant shall have the option to repay the loan in full within a reasonable time period determined by the Committee. A Former Participant shall not have the option to continue to repay the loan on an ongoing basis. If repayment is not made in full within the applicable time period, then there shall be distributed to the Former Participant (i) the promissory note; plus
(ii) the value of his Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon).

24. Section 6.9(i) of the Plan is hereby amended to add the following new sentence to the end thereof to read:

Effective October 1, 1998, the amount charged against a Participant's Accounts shall be determined as of the Valuation Date that the loan is paid to the Participant.

25. Section 6.9 of the Plan is hereby amended to add the following new subsections (m) and (n) to the end thereof to read:

(m) Effective October 1, 1998, a loan initiation fee shall be charged against the loan amount requested by the Participant.

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(n) A Participant who takes an approved leave of absence may discontinue payments on a loan for the period of absence for up to 12 months. Upon return to employment, the Participant must repay the missed payments within the original loan term.

26. Section 7.2 of the Plan is hereby amended and restated in its entirety to read as follows:

7.2 Investment Directions by Participants. A Participant or
Former Participant may direct the investment of amounts held under his Pre-Tax Contribution Account and Rollover Account in multiples of ten percent (10%) and in accordance with the terms, conditions and procedures established by the Committee. Effective October 1, 1998, investments of a Participant's or Former Participant's Pre-Tax Contribution Account and Rollover Account may be made in multiples of one percent (1%) or in specific dollar amounts. Notwithstanding Sections 5.2(a) and 8.4, all earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to a Participant's or Former Participant's directions shall be credited or charged to the Participant's or Former Participant's Account for which the investment is made. A Participant or Former Participant who fails to designate an investment option for his Pre-Tax Contribution Account and Rollover Account shall be deemed to have elected to have such Accounts invested in the Stable Value
Fund.

If a Participant or Former Participant exercises his option to direct the investment of his Pre-Tax Contribution Account and Rollover Account, then to the extent permitted by ERISA no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach which results from such Participant's exercise of such option. The funds available for this purpose shall include the Company Stock Fund and at least three other additional funds. A Participant may elect to change the investment (both future and existing contributions) of his Pre-Tax Contribution Account and Rollover Account effective as of the first day of any Calendar Quarter following written notification to the Committee (using the value of Accounts determined as of the last business day of the immediately preceding Calendar Quarter). Effective October 1, 1998, a Participant or Former Participant may elect to change the investment (both future and existing contributions) of his Pre-Tax Contribution Account and Rollover Account effective as of any Valuation Date.

27. Section 7.3(d) of the Plan is hereby amended to add the following new provisions to the end thereof to read:

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Effective October 1, 1998, a Participant or Former Participant who
has satisfied the age requirement for Early Retirement Date, may elect as of any Valuation Date, that all or any portion of the Participant's or Former Participant's Matching Contribution
Account, allocated to him as of any Valuation Date, that is invested in Company Stock, be invested in any investment category available for investment.

28. Section 7.3(e) of the Plan is hereby amended to add the following new provisions to the end thereof to read:

Pursuant to Section 4.1(c), a Participant must be employed on the last day of the Plan Year to share in the allocation of the Company's Matching Contribution for the applicable payroll period (or meet one of the exceptions noted in Section 4.1(c)).

Effective September 30, 1998, the Company shall make the
Company's Matching Contribution attributable to the first three Calendar Quarters of 1998 and for each payroll period thereafter, to the Company Stock Fund in cash. Each Participant shall be assigned a unit value in the Company Stock Fund as of September
30, 1998 in accordance with Section 5.2 of the Plan. The
Company's Matching Contribution shall no longer be determined based on a specific number of shares and their corresponding value. The Company's Matching Contribution shall be applied immediately to purchase units on behalf of each such eligible Participant in the Company Stock Fund as of that Valuation Date.

29. Section 8.1 of the Plan is hereby amended to delete the fifth sentence in its entirety and to insert in lieu thereof the following new sentence:

The Committee shall direct the Trustee as to the investment of the assets in the Trust Fund in accordance with the terms of the Plan and Trust.

30. Section 8.7 of the Plan is hereby amended to add the following new subsection (i) to read as follows:

(i) to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Committee. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Committee in accordance with the claims review procedures provided in Section 8.5. Any decisions which call for interpretations of Plan provisions not previously made by the Committee shall be made only by the Committee. The
Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

31. Article IX of the Plan is hereby amended to add the following new Section
9.5 to the end thereof to read as follows:

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9.5 Lost Participants. If, after reasonable efforts of the
Committee to locate a Participant or Beneficiary, including sending a registered letter, returned receipt requested to the last known address, the Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state or Federal laws, either (1) be treated as a forfeiture under the Plan and used to reduce the Company's contribution to the Plan, or (2) if the Plan is joined as a party to any escheat proceedings involving the unclaimed benefits, be paid in accordance with the final judgment as if the final judgment were a claim filed by the Former Participant or Beneficiary.

32. The Plan is further amended to add the following new Appendix A to the end thereof to read as follows:

Appendix A

The custodian shall, following the end of each Valuation Date, value all assets of the Trust Fund, allocate net gains or losses, and process additions to and withdrawals from Account balances in the following manner:

1. The custodian shall first compute the fair market value of securities and/or the other assets comprising each investment fund designated by the Committee for direction of investment by the Participants and Former Participants of this Plan. Each Account balance shall be adjusted each business day by applying the closing market price of the investment fund on the current business day to the share/unit balance of the investment fund as of the close of business on the current business day.

2. The custodian shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant or Former Participant, including allocations of contributions and forfeitures. In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. Contributions received by the custodian pursuant to this Plan shall not be taken into account until the Valuation Date coinciding with or next following the date such contribution was both actually paid to the custodian and allocated among the Accounts of Participants and Former Participants.

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3. Notwithstanding paragraphs 1 and 2 above, in the event a pooled investment fund is created as a designated fund for Participant or Former Participant investment election in this Plan, valuation of the pooled investment fund and allocation of earnings of the pooled investment fund shall be governed by the Administrative Services Agreement for such pooled investment fund.

It is intended that this section operate to distribute among each Participant Account in the Trust Fund, all income of the Trust
Fund and changes in the value of the assets of the Trust Fund.

For purposes of this Appendix A, custodian shall mean the American Express Trust Company.


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